UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
(Exact name of registrant as specified in its charter)

Colorado	84-1536518
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District
Taiyuan City, Shanxi Province, China P.C. 030024
 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by Longwei Petroleum Investment Holding Limited, a Colorado corporation (the “Company”) in connection with the registration of its common stock, no par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC (formerly known as the American Stock Exchange LLC). The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Capital Stock” in the Company’s Prospectus filed with the Securities and Exchange Commission (the “Commission”) on March 10, 2010, and is hereby incorporated by reference herein.

Item 2.	Exhibits

2.1
Agreement for Share Exchange dated October 10, 2007, by and between Tabatha II, Inc. and Longwei Petroleum Investment Holding Limited and the Shareholders of Longwei Petroleum Investment Holding Limited (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2007.

3.1	Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 11, 2000).

3.2	Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on October 22, 2000).

3.3
Amendment to Articles of Incorporation, indicating the name change to Longwei Petroleum Investment Holding Limited (herein incorporated by reference from Current Report on Form 8-K filed with the Securities and Exchange Commission on October 23, 2007).

3.4
Certificate of Designation for the Company’s Series A Convertible Preferred Stock (herein incorporated by reference to Exhibit 10.3 from Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2009).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 23, 2010	LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED

	By:	/s/ Cai Yongjun
Cai Yongjun
Chief Executive Officer